Exhibit 21

CONSOLIDATED (MORE THAN 50% OWNED AND CONTROLLED) SUBSIDIARIES

OF NORFOLK SOUTHERN CORPORATION AND STATES OF INCORPORATION

AS OF FEBRUARY 12, 2008

                                                                                                STATE OR COUNTRY

                                                                                                OF INCORPORATION

Atlantic Acquisition Corporation	Pennsylvania
Atlantic Investment Company	Delaware
General American Insurance Company	Vermont
General Security Insurance Company, Ltd.	Bermuda
Norfolk Southern Properties, Inc.	Virginia
Norfolk Southern Railway Company	Virginia
NS Fiber Optics, Inc.	Virginia
PDC Timber LLC	Delaware
Pennsylvania Investment Company, Inc.	Delaware
PLC Timber LLC	Delaware
Pocahontas Development Corporation	Kentucky
Pocahontas Land Corporation	Virginia
T-Cubed of North America , LLC	Delaware
Thoroughbred Funding, Inc.	Virginia
Thoroughbred Technology and Telecommunications, LLC	Virginia

Norfolk Southern Railway Company Subsidiaries

Airforce Pipeline, Inc.	North Carolina
Alabama Great Southern LLC	Virginia
Alabama Great Southern Railroad Company, The	Alabama
Camp Lejeune Railroad Company	North Carolina
Central of Georgia LLC	Virginia
Central of Georgia Railroad Company	Georgia
Chesapeake Western Railway	Virginia
Cincinnati , New Orleans and Texas Pacific Railway Company, The	Ohio
Citico Realty Company	Virginia
Georgia Southern and Florida Railway Company	Georgia
High Point , Randleman, Asheboro and Southern Railroad Company	North Carolina
Interstate Railroad Company	Virginia
KPF Holdings LLC	Delaware
KPF Bluegrass LLC	Delaware
KPF Mountaineer LLC	Delaware
Lamberts Point Barge Company, Inc.	Virginia
Mobile and Birmingham Railroad Company	Alabama
Norfolk and Portsmouth Belt Line Railroad Company	Virginia
Norfolk Southern International, Inc.

Virginia

Norfolk Southern - Mexico , LLC

Virginia

NorfolkSouthernMexicana, S. de R.L. de C.V.	Mexico
North Carolina Midland Railroad Company, The	North Carolina
PLS Investment, LLC	Virginia
Rail Investment Company	Delaware
Reading Company, LLC [ Delaware ]	Delaware
Reading Company, LLC [Virginia]	Virginia

Exhibit 21

Shenandoah-Virginia Corporation	Virginia
South Western Rail Road Company, The	Georgia
Southern Rail Terminals, Inc.	Georgia
Southern Rail Terminals of North Carolina, Inc.	North Carolina
Southern Region Materials Supply, Inc.

Georgia

State University Railroad Company	North Carolina
TCS Leasing, Inc.	Oklahoma
TCV, Inc.	Delaware
Tennessee , Alabama & Georgia Railway Company	Delaware
Tennessee Railway Company	Tennessee

Thoroughbred Direct Intermodal Services, Inc.

Pennsylvania

Transworks Company	Indiana
Transworks Inc.	Virginia
Transworks of Indiana, Inc.	Indiana
Triple Crown Services Company	-- N/A as
Virginia and Southwestern Railway Company	Virginia
Wheelersburg Terminal LLC	Virginia
Yadkin Railroad Company	North Carolina

Norfolk Southern Properties, Inc. Subsidiaries

Alexandria-Southern Properties, Inc.	Virginia
Arrowood-Southern Company	North Carolina
Charlotte-Southern Hotel Corporation	North Carolina
Lambert's Point Docks, Incorporated	Virginia
Nickel Plate Improvement Company, Inc., The	Indiana
NS-Charlotte Tower Corporation	North Carolina
NS Transportation Brokerage Corporation	Virginia
Sandusky Dock Corporation	Virginia
Southern Region Industrial Realty, Inc.	Georgia
SRIR Timber LLC	Delaware
Virginia Holding Corporation	Virginia
Westlake Land Management, Inc.	Florida

In addition, NS owns direct or indirect equity interest in:

Conrail Inc.

Consolidated Rail Corporation and its consolidated subsidiaries

CRR Holdings LLC

Delaware Otsego Corporation

DOCP Acquisition, LLC

Green Acquisition Corp.